                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       Granite Construction Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                                            LOGO

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the "Company"), will be held on May 24, 1999, at 10:30 a.m. local time, at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California for the following purposes:

     1. To elect two (2) directors of the Company for the ensuing three-year term;

     2. To ratify the directorship of one (1) director appointed by the Board on May 18, 1998;

     3. To approve the Granite Construction Incorporated 1999 Equity Incentive plan;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 1999; and

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 9, 1999 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California 93955.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

     The vote of every stockholder is important in achieving this goal, and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          By Order of the Board of Directors,

                                                           LOGO
                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary
Watsonville, California
April 22, 1999

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

                            ------------------------

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (hereinafter called the "Company"), of Proxies for use at the Annual Meeting of Stockholders to be held on May 24, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 22, 1999. The cost of the solicitation of Proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

                                 VOTING RIGHTS

     All shares represented by valid Proxies received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A stockholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company's bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy, shall constitute a quorum for the transaction of business at the meeting.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of, and to vote at, the Annual Meeting. On April 9, 1999, there were 27,203,065 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

                      NOMINATION AND ELECTION OF DIRECTORS
                          RATIFICATION OF DIRECTORSHIP

     The Company currently has an eight-member Board of Directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

     Two (2) directors of the Company are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are David H. Watts and Joseph J. Barclay. Certain information with respect to their ages and background is set forth below. Both Mr. Watts and Mr. Barclay were elected to their present terms of office at the 1996 Annual Meeting of Stockholders of the Company.

     George B. Searle was appointed by the Board on May 18, 1998. Mr. Searle's directorship is to be ratified for the remaining two-year term and until his successor is elected and qualified.

     Richard C. Solari was elected to his present term of office at the 1996 Annual Meeting. His term will expire at this year's Annual Meeting. The Board of Directors' retirement policy provides that a director may continue to serve as a director until the end of the term of office in which the director reaches his or her 72nd birthday. Accordingly, Mr. Solari will retire from the Board, and the Board of Directors will elect a new director at the earliest practicable date.

     Each nominee will hold office until his or her term expires or until his or her successor is elected and qualified unless he or she resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the bylaws of the Company.

     It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of Proxy will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

     Pursuant to the bylaws and policies of the Company, in advance of the Annual Meeting of Stockholders, management will appoint an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxies and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of votes cast, and except as otherwise provided by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected for the ensuing three-year term. The term of Mr. Searle's directorship will be ratified for the term expiring at the 2001 Annual Meeting of Stockholders. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker nonvoter, will be counted as present in determining if a quorum is present.

           DIRECTOR                        POSITION            AGE         DIRECTOR SINCE
           --------                        --------            ---         --------------
NOMINEES
David H. Watts.................  President, Chief Executive    60   Director since 1988; term
                                 Officer and Director               ends 1999.
Joseph J. Barclay..............  Director                      66   Director since 1988; term
                                                                    ends 1999.
George B. Searle...............  Director                      66   Director since 1998; term
                                                                    ends 2001.

CONTINUING
Richard M. Brooks..............  Director                      70   Director since 1990; term
                                                                    ends 2000.
Raymond E. Miles...............  Director                      66   Director since 1988; term
                                                                    ends 2000.
Rebecca A. McDonald............  Director                      46   Director since 1994; term
                                                                    ends 2001.
Brian C. Kelly.................  Director                      67   Director since 1995; term
                                                                    ends 2001.

RETIRING
Richard C. Solari..............  Chairman of the Board         74   Director since 1979; term
                                                                    ends 1999.

     Granite Construction Incorporated was incorporated in Delaware in January, 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates for people listed in this Proxy referring to the dates of service with the Company include the periods in which they served for Granite Construction Company.

     Mr. Solari has been Chairman of the Board since 1985. Mr. Solari was employed by the Company from 1945 until his retirement in 1995. He served as President and Chief Executive Officer from 1979 to 1987. Mr. Solari will retire from the Board after his term expires at the Annual Meeting.

     Mr. Watts is currently, and has been since 1987, President and Chief Executive Officer of the Company. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., the California Chamber of Commerce, the Beavers, Nationwide Public Projects Coalition, the Construction Industry Round Table, the Monterey Bay Area Council of the Boy Scouts of America, and the Community Foundation for Monterey County. He holds a B.A. degree in Economics from Cornell University.

     Mr. Brooks is self-employed as a Financial Consultant. He was formerly President and Chief Executive Officer of SFA Management Corporation. Mr. Brooks is a director of Longs Drug Stores Corporation, BEI Technologies, Inc. and Western Farm Credit Bank. He holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

     Ms. McDonald is currently Executive Managing Director of Enron International. She was formerly President and Chief Executive Officer of Amoco Energy Development and Managing Director of Amoco Energy Group North America. Ms. McDonald is a director of Morton International. She holds a B.S. degree in Education from Stephen F. Austin University.

     Mr. Barclay was formerly Chairman, President, Chief Executive Officer and a director of Cascade Corporation, a manufacturer of materials handling equipment. He is a director of Columbia Machine, Inc. Mr. Barclay holds a B.S. degree in Industrial Engineering from Illinois Institute of Technology.

     Mr. Kelly is self-employed as a Construction Consultant with over 40 years of construction experience. He is currently utilizing his business expertise as a volunteer with the Diocese of Monterey and other community organizations. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

     Dr. Miles is the Trefethen Professor Emeritus at the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963 and is a former Dean of the School. Dr. Miles is a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

     Mr. Searle is currently President of Searle Associates, Inc., consultants to the construction industry. He was formerly President of IA Construction Co. of Concordville, Pennsylvania, a leading construction company in the Northeast. Mr. Searle holds a B.A. degree in mathematics from Harvard University.

     The Company has an Audit/Compliance Committee, a Compensation Committee, a Nominating Committee, a Strategic Planning Committee, and an Executive Committee.

                           AUDIT/COMPLIANCE COMMITTEE
                          Richard M. Brooks, Chairman
                               Joseph J. Barclay
                                 Brian C. Kelly
                               Rebecca A McDonald
                                Raymond E. Miles
                                George B. Searle

     The functions of the Audit/Compliance Committee include recommending the independent accountants to the Board of Directors, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the independent accountants, approving all assignments to be performed by the independent accountants, instructing the independent accountants, as deemed appropriate, and to undertake special assignments. The committee also oversees the Ethics and Compliance Program including participation in the annual evaluation of the Compliance Officer and giving a detailed annual report to the Board on the progress of the Program and plans for its future activities. The Audit/Compliance Committee is comprised entirely of non-employee directors. During fiscal year 1998, the Audit/Compliance Committee held 2 meetings.

                             COMPENSATION COMMITTEE
                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                               Richard M. Brooks
                                 Brian C. Kelly

     The Compensation Committee reviews and recommends salaries for corporate officers and key employees. In addition, the Compensation Committee administers the 1990 Omnibus Stock and Incentive Plan with respect to persons subject to
Section 16 of the Securities Exchange Act of 1934. The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee held 2 meetings in 1998.

                              NOMINATING COMMITTEE
                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                                Raymond E. Miles
                                George B. Searle

     The Nominating Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at the 2000 Annual Meeting must be received at the Company's principal office on or before December 12, 1999. The Nominating Committee held 1 meeting in fiscal year 1998.

                          STRATEGIC PLANNING COMMITTEE
                                Raymond E. Miles
                              Rebecca A. McDonald
                                 Brian C. Kelly
                                George B. Searle

     The function of the Strategic Planning Committee is to develop, in conjunction with management, the Company's Strategic Plan and to provide overall strategic planning direction for the Company. The Strategic Planning Committee held 1 meeting in fiscal year 1998.

                              EXECUTIVE COMMITTEE
                               Richard C. Solari
                                 David H. Watts
                               Joseph J. Barclay

     The Executive Committee's responsibility is to exercise all powers and authority of the Board of Directors in the management of business affairs of the Company as authorized by the Board. The Committee reviews and approves specific decisions as established by the current "Limits of Authority" schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

     During fiscal year 1998, the Board of Directors held 6 meetings. All Directors except Rebecca A. McDonald attended 75% of the meetings of the Board or any committee on which he or she served.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table contains information as of March 31, 1999 (i) regarding the ownership of the Common Stock of the Company by all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company (except for Primecap Management Company which ownership interest is as of December 31, 1998), (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of March 31, 1999, whose salary and bonus for the fiscal year ended exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

                                                       AMOUNT AND NATURE     PERCENT OF
                                                         OF BENEFICIAL      COMMON STOCK
                        NAME                             OWNERSHIP(1)       OUTSTANDING
                        ----                           -----------------    ------------
Emben & Co. (ESOP Trust).............................      7,727,222           28.33%
  c/o BNY Western Trust Company
  One Wall Street
  New York, NY 10286
Primecap Management Company..........................      2,100,000            7.70%
  Pasadena, California
Richard C. Solari(2).................................        142,013               *
David H. Watts(3)....................................        255,892               *
Joseph J. Barclay....................................         11,250               *
Richard M. Brooks....................................          4,500               *
Brian C. Kelly.......................................          6,750               *
Rebecca A. McDonald..................................            750               *
Raymond E. Miles.....................................            750               *
George B. Searle.....................................          5,000               *
William G. Dorey(4)..................................        257,453               *
William E. Barton(5).................................         94,764               *
Patrick M. Costanzo(6)...............................        250,163               *
Mark E. Boitano(7)...................................        167,400               *
All executive officers and directors as a group (12
  persons)(2)(3)(4)(5)(6)(7).........................      1,196,685            4.39%

---------------
 *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 112,500 shares of Common Stock held by the Solari-Lane Trust I and 16,078 shares held by the Solari Family Trust as of March 31, 1999. Mr. Solari is the trustee and a beneficiary under the trusts. Also includes 2,472 shares held in an IRA Roll-Over Account.

(3) Includes 46,583 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Watts' account as of March 31, 1999, and 154,459 shares of restricted stock over which Mr. Watts has voting, but not dispositive power, as of March 31, 1999. These shares are subject to vesting and distribution restrictions.

(4) Includes 149,791 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Dorey's account as of March 31, 1999, and 90,508 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of March 31, 1999. These shares are subject to vesting and distribution restrictions.

(5) Includes 44,952 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Barton's account as of March 31, 1999, and 42,557 shares of restricted stock over which

    Mr. Barton has voting, but not dispositive power, as of March 31, 1999. These shares are subject to vesting and distribution restrictions.

(6) Includes 84,902 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Costanzo's account as of March 31, 1999, and 101,103 shares of restricted stock over which Mr. Costanzo has voting, but not dispositive power, as of March 31, 1999. These shares are subject to vesting and distribution restrictions. Also included are 10,125 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Costanzo has the right to acquire. Mr. Costanzo may be deemed to be the beneficial owner of such shares.

(7) Includes 103,908 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Boitano's account as of March 31, 1999, and 63,492 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 31, 1999. These shares are subject to vesting and distribution restrictions.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of compensation as to the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 1998, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                -------------------------------
                                                                       AWARDS           PAYOUTS
                                                 ANNUAL         ---------------------   -------
                                            COMPENSATION(1)     RESTRICTED
                                           ------------------     STOCK                  LTIP        ALL OTHER
                                           SALARY    BONUS(2)   AWARDS(3)    OPTIONS/   PAYOUTS   COMPENSATION(4)
   NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)         ($)       SARS (#)     ($)           ($)
   ---------------------------      ----   -------   --------   ----------   --------   -------   ---------------
David H. Watts....................  1998   300,000   300,000     530,865       --         --          33,713
  President and                     1997   270,000   305,000     516,839       --         --          23,132
  Chief Executive Officer           1996   240,000   290,000     379,540       --         --          22,791
William G. Dorey..................  1998   200,000   280,000     283,128       --         --          32,592
  Executive Vice President and      1997   170,000   285,000     340,774       --         --          23,131
  Chief Operating Officer           1996   135,000   270,000     241,259       --         --          22,790
William E. Barton.................  1998   165,000   126,000     171,644       --         --          32,592
  Vice President and                1997   140,000   130,000     144,009       --         --          23,131
  Chief Financial Officer           1996   115,000   134,000     105,606       --         --          21,892
Patrick M. Costanzo...............  1998   200,000   280,000     364,109       --         --          33,713
  Senior Vice President and
    Manager                         1997   170,000   285,000     170,689       --         --          23,131
  Heavy Construction Division       1996   135,000   270,000     224,170       --         --          22,791
Mark E. Boitano(5)................  1998   150,000   210,000     212,346       --         --          32,592
  Senior Vice President and         1997        --        --          --       --         --              --
  Manager Branch Division           1996        --        --          --       --         --              --

---------------
(1) For the year ended December 31, 1998, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Watts, Dorey, Barton, Costanzo and Boitano was $300,531; $265,264; $6,000; $289,070; and $6,000, respectively. For the year ended December 31, 1997 such deferred compensation amounted to $295,203; $6,000; $6,000; $273,283 and N/A, respectively, while for the year ended December 31, 1996 deferred compensation amounted to $63,000; $3,000; $3,000, $257,718 and N/A, respectively.

(2) Amounts include cash bonuses earned in the current year but paid in the following year. Amounts do not include cash bonuses paid in the current year but earned in the previous year.

(3) The amount of awards for each year is based on the Company's stock closing price on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 1998 for Messrs. Watts, Dorey, Barton, Costanzo, and Boitano were 136,509; 83,100; 35,253; 87,454 and 54,456, respectively, with an aggregate market value for those same officers of $4,581,583, $2,789,044, $1,183,179, $2,935,175 and $1,827,680 respectively, based on the Company's stock closing price of $33.5625 at December 31, 1998. The number of shares and values for each officer at December 31, 1998 exclude the shares issued in March, 1999 for services performed in 1998 which appear in the table as 1998 compensation.

    A portion of the restricted stock reflected for 1997 and 1996 was awarded based on deferred compensation from 1990. Such deferred compensation reflects a one time event of accelerated income to the Company caused by the Company's 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. At December 31, 1998, the amounts of 1990 deferred compensation remaining to be paid were $36,139 and $11,383 for Messrs. Watts and Dorey, respectively.

    None of the restricted stock issued vests within three years of the date of grant, although, if Messrs. Watts and Costanzo choose to retire at age 62, they would be allowed to vest 90% of their unvested shares within two years from December 31, 1998. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

(4) Amounts represent contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(k) Plan that were earned during the current year, of which a portion was allocated in the following year. Prior years have been restated to conform to the 1998 presentation.

(5) Mr. Boitano was promoted to an executive officership during the fiscal year ended December 31, 1998. Information is provided for 1998 only.

OPTIONS OF EXECUTIVE OFFICERS

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1998, and unexercised options held as of December 31, 1998, by the persons named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                      OPTIONS AT FY-END               AT FY-END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
David H. Watts...............    10,125      $255,682          0           --                 0          --
William G. Dorey.............     9,000      $217,710          0           --                 0          --
William E. Barton............     4,500      $113,655          0           --                 0          --
Patrick M. Costanzo..........        --            --     10,125           --          $263,275          --
Mark E. Boitano..............        --            --          0           --                 0          --

---------------
(1) For each named executive officer, the value of the exercisable options is based on a closing stock sale price of $33.5625 on December 31, 1998, less the grant price of $7.56 per share.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In April, 1990, Granite Construction Company, a subsidiary of the Company ("Granite"), entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, and David H. Watts. Granite also entered into such agreements with Roxane C. Allbritton and Michael L. Thomas on January 1, 1991, and Arthur B. Nickerson on January 1, 1993. On January 2, 1996 and May 19, 1997, the Company entered into the same form of employment agreement with Michael Futch and Garry M. Higdem, respectively. Effective February 1, 1997 the employment agreements entered into with Messrs. Barton, Boitano, Costanzo, Dorey, Watts, Nickerson, Thomas and Ms. Allbritton were formally assigned to, and the obligations thereunder accepted by, the Company. These agreements provide that if the individual's employment with the Company is terminated for certain reasons within two and one-half years after a "change in control" of the Company, then the Company will pay to the individual amounts up to three times the average gross annual compensation paid to the individual over the five years prior to the "change in control." A "change in control" is defined as (i) a merger, consolidation or acquisition of the Company where the stockholders of the Company do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of the Company's assets to a corporation not controlled by the Company or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of the Company, leading to a change of a majority of the members of the Board of Directors.

     Also in the event of a "change in control," options and grants of restricted stock ("Awards") awarded under the 1990 Omnibus Stock and Incentive Plan (the "Plan") are affected. The Plan provides that the surviving, successor, or acquiring corporation shall either assume outstanding Awards or substitute new Awards having an equivalent value. In the event that does not occur, the Company's Board shall provide that any Awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The Plan further provides that if such newly exercisable or vested Awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with except that, due to in-house administrative error, the Form 3 for Mr. Boitano and the Form 4 for Mr. Barton were not timely filed.

                           COMPENSATION OF DIRECTORS

     Mr. Solari, in his role as Chairman of the Board currently receives an annual retainer of $36,000, payable quarterly. Mr. Watts receives $250 for each month he serves as director of the Company. Messrs. Barclay, Brooks, Kelly, Miles, Searle and Ms. McDonald currently receive an annual retainer of $20,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, Miles, Searle and Solari and Ms. McDonald receive $800 for each Board of Directors meeting they attend and $600 for each Board of Directors Committee meeting (except for meetings of the Executive Committee) they attend.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Fluor, Jacobs Engineering, Morrison Knudsen, Foster Wheeler, Stone & Webster and Zurn Industries) for the period commencing on December 31, 1993, and ending on December 31, 1998.

     The graph assumes $100 invested on December 31, 1993 in the Company's stock at $25.00 per share, and in the S & P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

                                                   GRANITE CONSTR INC.               S&P 500              DJ HEAVY CONSTRUCTION
                                                   -------------------               -------              ---------------------
'12/93'                                                    100                         100                         100
'12/94'                                                     82                         101                          96
'12/95'                                                    130                         139                         134
'12/96'                                                    119                         171                         128
'12/97'                                                    147                         229                          96
'12/98'                                                    326                         294                         100

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Solari, Barclay, Brooks and Kelly served as members of the Compensation Committee during fiscal 1998. All Committee members are non-employee directors.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for formulating the Company's executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel, with the intention of providing both competitive and appropriate levels of compensation.

     The Committee's primary compensation policy is that a substantial portion of the annual compensation of each executive should be directly linked to the performance of the Company. In addition, compensation should link the long-term interests of executives and shareholders and encourage career service by including stock ownership as an integral part of the compensation package.

     The Committee has, on occasion, retained the services of compensation consultants to assist the Committee in developing and maintaining a competitive executive compensation program. Hewitt Associates, for example, has regularly provided the Compensation Committee information comparing the Company's executive compensation to certain companies in the construction industry, including companies in the Dow Jones Heavy Construction Group.

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the Federal Reserve Reconciliation Act of 1933. This Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any named executive officers, unless such compensation is subject to performance-based exemptions. Since most of the targeted compensation of each of the named executive officers is performance-based, the exemption applies and this Section will not materially, if at all, reduce the tax deduction available to the Company. Although future grants of restricted stock may not be exempt, the Company believes that the value of the restricted stock upon vesting combined with other non-exempt income will not materially, if at all, exceed the one million dollar threshold in any year.

     The Company's compensation package includes salary and annual incentive compensation comprised of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended to the full board on December 16, 1996, to bring officer salaries into alignment with competitive guidelines. Effective January 1, 1998, CEO David H. Watts' salary was increased from $270,000 to $300,000.

     The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock with five year cliff vesting. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits for all officers in 1998. Effective January 1, 1998, CEO Watts' cash limit was increased to $600,000 and his total compensation limit to $1,200,000.

     The Committee continued the Return on Net Assets (RONA) based compensation plan in 1998 for Corporate Officers and Middle Managers. The Committee believes that using RONA as the key performance factor ties earnings performance to the Company's asset growth and asset utilization compared with the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division Level. Approximately 30% of their incentive compensation was determined in 1998 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

     In addition to his 1998 base salary, CEO Watts also received an incentive cash payment of $305,000 and restricted stock valued at $454,990 (paid in 1998 for performance provided in 1997, except for $50,000 of the restricted stock which relates to the 1990 deferred compensation as discussed in Footnote 3 of the Summary Compensation Table) under the incentive plan in accordance with the terms of the plan described above. The Committee believes Mr. Watts' compensation for the year ending December 31, 1998 reflects the Company's performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

     The Committee met two (2) times in 1998.

Richard C. Solari                  Richard M. Brooks
Joseph J. Barclay                  Brian C. Kelly

                           1999 EQUITY INCENTIVE PLAN

     At the Annual Meeting, the stockholders will be asked to approve the Granite Construction Incorporated 1999 Equity Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors on March 17, 1999, to become effective on the date of its approval by stockholders (the "Effective Date"). The Plan is intended to replace the Company's 1990 Omnibus Stock and Incentive Plan, which will expire on June 30, 1999.

     The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board expects that the Plan will be an important factor in attracting and retaining the high caliber employees and directors essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

     The Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, restricted stock, performance shares and performance units awarded under the Plan to qualify as "performance-based" within the meaning of
Section 162(m), the Plan limits the sizes of such awards as further described below. While the Company believes that compensation in connection with such awards under the Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of performance share and performance unit awards may not qualify as "performance-based." By approving the Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made subject to certain awards, and the other material terms of the awards described below.

SUMMARY OF THE PLAN

     The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request.

     General. The purpose of the Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees and directors upon whose judgment, interest and efforts the Company's success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, restricted stock, performance shares, performance units and stock-based director fee awards.

     Shares Subject to Plan. The maximum aggregate number of authorized but unissued or reacquired shares of the Common Stock of the Company that may be issued under the Plan is 2,500,000. Appropriate adjustments will be made to the forgoing limit and to outstanding awards upon any stock dividend, stock split, reverse stock split, recapitalization, merger, combination, exchange of shares or similar change in the capital structure of the Company. If any award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, if shares are reacquired pursuant to withholding, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan.

     Administration. The Plan will be administered by the compensation or other committee of the Board of Directors duly appointed to administer the Plan, or, in the absence of such committee, by the Board. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Plan or any award.

     Eligibility. Awards may be granted to employees and directors of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, awards may be granted to prospective employees and directors in connection with written employment offers, provided that no shares subject to any such award may vest, become exercisable or be issued prior to such person's commencement of service. Incentive stock options may be granted only to employees, and director fee awards may be granted only to members of the Board of Directors who, as of the time of grant, are not employees of the Company or any parent or subsidiary corporation of the Company ("nonemployee directors"). As of March 31, 1999, the Company had approximately 100 employees, including 5 executive officers and 7 nonemployee directors who would be eligible under the Plan.

     Stock Options. The Committee may grant nonstatutory stock options and incentive stock options within the meaning of Section 422 of the Code, or any combination of these. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than 100,000 shares, provided that an additional one-time grant of an option for up to 250,000 shares may be made to any newly-hired employee.

     Each option granted under the Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. On March 31, 1999, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.375 per share.

     The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the optionee's surrender of a portion of the option shares to the Company.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for 30 days following the optionee's termination of service, provided that if service terminates as a result of the optionee's death or disability, the option generally will remain exercisable for six months, or if service is terminated for cause, the option will terminate immediately. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.

     Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Plan may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement.

     Restricted Stock. Awards of restricted stock may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between the Company and the participant. Restricted stock may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as performance criteria (see discussion under "Performance Awards" below) established by the Committee. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than 100,000 shares of restricted stock on which the restrictions are based on performance criteria.

     Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service, provided that if termination of service is due to the participant's death or disability, all restrictions will lapse automatically. The Plan provides that, unless otherwise determined by the Committee, upon a participant's retirement, the restrictions will lapse on the basis of the number of months of service elapsed since the date of the award, and the remaining shares will be forfeited to the Company.

     Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than 100,000 shares of Common Stock or performance units that could result in the employee receiving more than $1,500,000. A participant may receive only one performance award with respect to any performance period.

     Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, operating income, pre-tax profit, net income, gross margin, operating margin, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added and cash flow. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

     Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company's Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

     Unless otherwise provided by the Committee, if a participant's service terminates due to the participant's death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

     Director Fee Awards. The Plan provides that commencing with the start of the first full calendar quarter following stockholder approval of the Plan, each nonemployee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of receipt of such amounts in cash. A nonemployee director may elect to receive up to 100% of director compensation in the form of a director fee award. Any such election must generally be made prior to the first day of the calendar year to which it applies. Director fee awards will be granted automatically on the last day of each calendar quarter for the elected portion (not less than 50%) of a nonemployee director's compensation earned during the quarter (the "Elected Quarterly Compensation"). Director compensation not paid in the form of a director fee award will be paid in cash in accordance with the Company's normal payment procedures.

     Each nonemployee director must elect, generally prior to the start of the applicable calendar year, to receive director fee awards during such year in the form of either an Option Payment or a Stock Units Payment. A nonemployee director electing to receive an Option Payment will be granted automatically on the last day of each calendar quarter during the year a nonstatutory stock option (a "Nonemployee Director Option") for a number of shares of Common Stock determined by dividing the Elected Quarterly Compensation by an amount equal to 50% of the average closing price of a share of the Company's Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant and having an exercise price per share equal to 50% of such average closing price.

     Each Nonemployee Director Option must be evidenced by a written agreement between the Company and the nonemployee director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds or a sale or loan with respect to some or all of shares being acquired upon exercise of the option, and, to the extent legally permitted, by tender of shares of Common Stock owned by the director having a fair market value not less than the exercise price. Nonemployee Director Options will be fully vested and will have a term of ten years. Subject to such term, a Nonemployee Director Option will remain exercisable for 12 months following the director's termination of service. A Nonemployee Director Option may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement.

     A nonemployee director electing to receive a Stock Units Payment will be granted automatically on the last day of each calendar quarter during the year an award (a "Stock Units Award") for a number of stock units determined by dividing the Elected Quarterly Compensation by an amount equal to the average closing price of a share of the Company's Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of the Common Stock of the Company in accordance with the terms and conditions of the Stock Units Award. Nonemployee directors are not required to pay any additional cash consideration in connection with the settlement of a Stock Units Award.

     Each Stock Units Award must be evidenced by a written agreement between the Company and the nonemployee director specifying the number of stock units subject to the award and the other terms and conditions of the Stock Units Award, consistent with the requirements of the Plan. Stock Unit Awards are fully vested upon grant and will be settled by distribution to the nonemployee director of a number of whole shares of Common Stock equal to the number of stock units subject to the award within 30 days following the earlier of (i) the date on which the participant's service as a director terminates or (ii) an early settlement date elected by the nonemployee director in accordance with the terms of the Plan at the time of his or her election to receive the Stock Units Payment. A holder of stock units has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock units. However, nonemployee directors holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend record date. Prior to settlement, no Stock Units Award may be assigned or transferred other than by will or the laws of descent and distribution.

     Change in Control. The Plan defines a "Change in Control" of the Company as any of the following events: (i) an acquisition, consolidation, or merger of the Company with or into any other corporation or corporations, unless the stockholders of the Company retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving or acquiring corporation or corporations; (ii) the sale, exchange, or transfer of all or substantially all of the assets of the Company to a transferee other than a corporation or partnership controlled by the Company or the stockholders of the Company; or (iii) a transaction or series of related transactions in which stock of the Company representing more than 30% of the outstanding voting power of the Company is sold, exchanged, or transferred to any single person or affiliated persons leading to a change of a majority of the members of the Board of Directors. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value. If the outstanding awards are not assumed or replaced, then all unexercisable, unvested or unpaid portions of the outstanding awards will become immediately exercisable, vested and payable in lull immediately prior to the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior the date of the Change in Control or (ii) 100% of the pre-established performance goal target. Any option not assumed, replaced or exercised prior to the Change in Control will terminate. The Plan authorizes the Committee, in its discretion, to provide in any award agreement that if; within a period following a Change in Control specified by the Committee, the participant's service is involuntarily terminated without cause (as defined in the Plan) or the participant resigns for good reason (as defined in the Plan), then the exercisability, vesting and payment of such participant's outstanding awards will be accelerated to such extent as specified by the Committee and, if the outstanding award is an option, it will remain exercisable for six months (or such other period specified by the Committee) following the date of the participant's termination of service (but not beyond the expiration of the option's term).

     Termination or Amendment. The Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing awards granted under the Plan have lapsed, or (iii) the fifth anniversary of the Effective Date. The Committee may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

     Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date" (as defined above under "Nonstatutory Stock Options"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

     Performance and Stock Units Awards. A participant generally will recognize no income upon the grant of a performance share, performance units or stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Nonstatutory Stock Options"), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

NEW PLAN BENEFITS

     No awards will be granted under the Plan prior to its approval by the stockholders of the Company. With the exception of the minimum director fee awards that will be granted automatically to nonemployee directors, awards under the Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the Plan, including director fee awards, will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants under the Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

     The Board of Directors believes that adoption of the proposed Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PLAN.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP to serve as independent accountants to audit the financial statements of the Company for fiscal 1999. Coopers & Lybrand, L.L.P., predecessor to PricewaterhouseCoopers LLP, has acted in such capacity since its appointment for fiscal 1982. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of Stockholders at which a quorum is present and voting either in person or by Proxy is required for approval of this proposal. Votes for and against, abstentions and "broker nonvoter" will each be counted as present for purposes of determining a quorum. Neither abstention nor "broker nonvoter" will be counted as having been cast affirmatively or negatively on the proposal.

     In the event that ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants is not obtained, the Board of Directors will reconsider said appointment.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company (i) must be properly brought before the meeting and be received by the Company at its offices at 585 West Beach Street, Watsonville, California 95076, on or before December 12, 1999 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting and the other requirements contained in the Company's bylaws.

                           INCORPORATION BY REFERENCE

     Certain information required by Item 13(a) of Schedule 14A is incorporated by reference to the Company's 1998 Annual Report mailed on approximately April 22, 1999.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting is as hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                                           LOGO
                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary
Dated: April 22, 1999

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                     SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints David H. Watts and William E. Barton and each of them with full power of substitution to represent the undersigned and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 24, 1999 at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 22, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)





                              FOLD AND DETACH HERE

                                    FOR all nominees       WITHHOLD AUTHORITY
                                 listed below (except as      to vote for all
                                 marked to the contrary)   nominees listed below

1. ELECTION OF DIRECTORS                  [  ]                     [  ]
   To elect David H. Watts and
   Joseph J. Barclay as directors
   to hold office for a three-year
   term and until their respective
   successors are elected and have
   qualified.

2. RATIFICATION OF DIRECTOR               [  ]                     [  ]
   To ratify the directorship of
   George B. Searle to hold office
   for the term expiring at the 2001
   Annual Meeting of Stockholders
   and until his successor is
   elected and has qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S
NAME BELOW.)

Nominees:  David H. Watts
           Joseph J. Barclay
           George B. Searle

                                                       FOR     AGAINST   ABSTAIN
3. To approve the Granite Construction                 [ ]       [ ]       [ ]
   Incorporated 1999 Equity Incentive Plan.

4. To ratify the appointment of                        [ ]       [ ]       [ ]
   PricewaterhouseCoopers LLP as the
   Company's independent accountants for
   the fiscal year ending December 31, 1999.

5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

   The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED IN FAVOR OF
   PROPOSALS 1, 2 AND 3.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


Signature(s)* _________________________________________ Dated: ________, 1999

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                              FOLD AND DETACH HERE

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

     ALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Plan at the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 24, 1999 at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 22, 1999 (the "Proxy Statement") receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report.

--------------------------------------------------------------------------------

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 24, 1999 you will be deemed to have authorized the Plan's Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the "Plan"), you are entitled to vote your allocated portion of the shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

                  (continued, and to be signed, on other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                          (Continued from other side)
                                                              Please mark
                                                              your votes as  [x]
                                                              indicated in
                                                              this example

 A vote for the following proposals is recommended by the Board of Directors:

                                    FOR all nominees       WITHHOLD AUTHORITY
                                 listed below (except as      to vote for all
                                 marked to the contrary)   nominees listed below

1. ELECTION OF DIRECTORS                  [  ]                     [  ]
   To elect David H. Watts and
   Joseph J. Barclay as directors
   to hold office for a three-year
   term and until their respective
   successors are elected and have
   qualified.

2. RATIFICATION OF DIRECTOR               [  ]                     [  ]
   To ratify the directorship of
   George B. Searle to hold office
   for the term expiring at the 2001
   Annual Meeting of Stockholders
   and until his successor is
   elected and has qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

  DAVID H. WATTS     JOSEPH J. BARCLAY     GEORGE B. SEARLE

                                                       FOR     AGAINST   ABSTAIN
3. To approve the Granite Construction
   Incorporated 1999 Equity Incentive Plan.            [ ]       [ ]       [ ]

4. To ratify the appointment of                        [ ]       [ ]       [ ]
   PricewaterhouseCoopers LLP as the
   Company's independent accountants for
   the fiscal year ending December 31, 1999.

5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

   The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.



Signature of Participant* ________________________________ Dated: ________, 1999

*(Please sign your name exactly as it appears on the plan certificate representing your shares.)

                              FOLD AND DETACH HERE

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

  UNALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the participant's pro rata portion of the unallocated shares of GRANITE CONSTRUCTION INCORPORATED beneficially held by the Plan at the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 24, 1999 at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 22, 1999 (the "Proxy Statement") receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report.

--------------------------------------------------------------------------------

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 24, 1999, you will be deemed to have authorized the Plan's Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the "Plan"), you are entitled to vote your pro rata portion of the unallocated shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

                  (continued, and to be signed, on other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                          (Continued from other side)
                                                              Please mark
                                                              your votes as  [x]
                                                              indicated in
                                                              this example

 A vote FOR the following proposals is recommended by the Board of Directors:

                                    FOR all nominees       WITHHOLD AUTHORITY
                                 listed below (except as      to vote for all
                                 marked to the contrary)   nominees listed below

1. ELECTION OF DIRECTORS                  [  ]                     [  ]
   To elect David H. Watts and
   Joseph J. Barclay as directors
   to hold office for a three-year
   term and until their respective
   successors are elected and have
   qualified.

2. RATIFICATION OF DIRECTOR               [  ]                     [  ]
   To ratify the directorship of
   George B. Searle to hold office
   for the term expiring at the 2001
   Annual Meeting of Stockholders
   and until his successor is
   elected and has qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

  DAVID H. WATTS     JOSEPH J. BARCLAY     GEORGE B. SEARLE

                                                       FOR     AGAINST   ABSTAIN
3. To approve the Granite Construction
   Incorporated 1999 Equity Incentive Plan.            [ ]       [ ]       [ ]

4. To ratify the appointment of                        [ ]       [ ]       [ ]
   PricewaterhouseCoopers LLP as the
   Company's independent accountants for
   the fiscal year ending December 31, 1999.

5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

   The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.



Signature of Stockholder* ________________________________ Dated: ________, 1999

(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                              FOLD AND DETACH HERE